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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CHEMED CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                           31-0791746
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

2600 Chemed Center, Cincinnati, Ohio                           45202
(Address of principal executive offices)                    (Zip Code)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 NAOMI C. DALLOB
                    2600 Chemed Center, 255 East Fifth Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 762-6900
          (Telephone number, including area code, of agent for service)
                          ---------------------------


                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                     Proposed       Proposed
Title of                             maximum        maximum
Securities          Amount           offering       aggregate    Amount of
to be               to be            price          offering     registration
registered        registered*        per share**    price**      fee

------------------------------------------------------------------------------
Capital Stock
(Par value $1     500,000 shs.        $37.74       $18,368,468    $5,566.21
per share)
===============================================================================
         *The number of shares being registered is the number of shares covered by the 1997 Stock Incentive Plan. In addition to such shares, this Registration
Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.

         **Estimated solely for the purpose of calculating registration fee.
This amount is based on (1) a price of $35.94 per share for outstanding options to purchase 212,800 shares, and (2) a price $35.88 per share for grant of stock awards covering 1,100 unrestricted shares, and (3) a price


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of $37.19 per share based on the average of the high and low price of a share of capital stock reported on the New York Stock Exchange on August 22, 1997 for options to purchase 287,200 shares.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement.

         (1) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for periods since
December 31, 1996.

         (3) The Company's definitive Proxy Statement filed pursuant to Section
14 of the Exchange Act in connection with the Company's latest annual meeting of stockholders; and

         (4) The "Description of Capital Stock" set forth on page 11 of the Prospectus dated November 26, 1991, filed as part of Registration Statement No.
33-44177, which Prospectus is incorporated by reference in such Registration
Statement on Form S-3 filed with the Commission on November 26, 1991.

         All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement and to be a part thereof from the date any such documents are filed.

Item 4.  Description of Securities

         N/A

Item 5.  Interest of Named Experts and Counsel

         Legal matters in connection with the issuance of Chemed Capital Stock offered hereby have been passed upon by Naomi C. Dallob, 2600 Chemed Center, 255
East 5th Street, Cincinnati, Ohio 45202. Ms. Dallob is Vice President and
Secretary, and a stockholder of the Company.

                                      II-1


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Item 6.  Indemnification of Directors and Officers

         The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

         N/A

Item 8.  Exhibits.
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

                                                                 Page Number or
                                                                 Incorporation
                                                                 by Reference
            Number
         Under Item 601                                          File Number
Exhibit  Regulation                                                  and
Number        S-K                                                Filing Date
-------------------------------------------------------------------------------

   1          (4)       Certificate of Incorporation of          Form S-3
                        Chemed Corporation                       Reg. No. 33-44177
                                                                 11/26/91

   2          (4)       1997 Stock Incentive Plan                1997 Proxy
                                                                 4/4/97
   3          (4)       Form of Option under 1997                E-2 through E-4
                        Stock Incentive Plan

   4          (5)       Opinion and Consent of Counsel           E-5
   5          (23)      Consent of Independent                   E-6
                        Accountants

   6          (24)      Powers of Attorney                       E-7 through E-17

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 28th day of August, 1997.

                                      CHEMED CORPORATION

                                      By: /s/ Edward L. Hutton
                                         --------------------------------------
                                          Edward L. Hutton
                                          Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                                        Title                      Date
  ---------                                        -----                      ----
/s/ Edward L. Hutton                Chairman and Chief Executive
---------------------------         Officer                            August 28, 1997
Edward L. Hutton                    (Principal Executive Officer)

/s/ Timothy S. O'Toole              Executive Vice President           August 28, 1997
---------------------------         and Treasurer
Timothy S. O'Toole                  (Principal Financial Officer)

/s/ Arthur V.  Tucker               Vice President and Controller      August 28, 1997
---------------------------         (Principal Accounting Officer)
Arthur V. Tucker, Jr.

James E. Devlin*                    Walter L. Krebs*
Charles H. Erhart, Jr.*             Sandra E. Laney*
Joel F. Gemunder*                   Kevin J. McNamara*
Lawrence J. Gillis*                 John M. Mount*
Patrick P. Grace                    D. Walter Robbins, Jr.            DIRECTORS
Thomas C. Hutton*                   Paul C. Voet*
                                    George J. Walsh III*

/s/ Naomi C. Dallob                 Vice President and Secretary       August 28, 1997
------------------------
Naomi C. Dallob

                                      II-4
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-----------------
         *Naomi C. Dallob signing her name hereto does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed with the Securities and Exchange Commission.

                                             /s/ Naomi C. Dallob
                                             ------------------------------
                                             Naomi C. Dallob, Attorney-in-Fact

                                      II-5


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                                INDEX TO EXHIBITS

                                                                         Page number or
                                                                         Incorporation
                                                                         by Reference

            Number
         Under Item 601                              File Number                Sequentially
Exhibit  Regulation                                    and          Previous    Numbered
Number   S-K                                         Filing Date    Exhibit
----------------------------------------------------------------------------------------------

   1         (4)      Certificate of Incorporation   Form S-3         4.1
                      of Chemed Corporation          Reg. No.
                                                     33-44177
                                                     11/26/91

   2         (4)      1997 Stock Incentive Plan      1997 Proxy        A
                                                     4/4/97

   3         (4)      Form of Option Under           E-2 through E-4            Pages ___
                      1997 Stock Option Plan                                    through ___

   4         (5)      Opinion and Consent of         E-5                        Page __
                      Counsel

   5         (23)     Consent of Independent         E-6                        Page __
                      Accountants

   6         (24)     Powers of Attorney             E-7 through E-17           Pages __
                                                                                through __


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